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IDS Life Variable Life Separate Account
Registration No. 2-97637/811-4298

3.        Financial Statement Schedules and Report of Independent
          Auditors.

5.        Financial Data Schedules.
             IDS Life Variable Life Separate Account for Single
             Premium Variable Life Insurance
             IDS Life Insurance Company

7.(c)     Consent of Independent Auditors.

7.(d)     Power of Attorney.